UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2016

INVESTORS BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36441	46-4702118
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

101 JFK Parkway, Short Hills, New Jersey		07078
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:     (973) 924-5100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Amendment to Executive Supplemental Retirement Wage Replacement Plan.  Investors Bank (the “Bank”), the wholly-owned subsidiary of Investors Bancorp, Inc. (the “Company”), has adopted an amendment to the Amended and Restated Executive Supplemental Retirement Wage Replacement Plan (“SERP II”) to freeze SERP II future benefit accruals effective as of the close of business of December 31, 2016 and, for certain participants, structure the benefits payable attributable solely to the participants’ 2016 year of service to vest over a two-year period such that the participants would have a right to 50% of their accrued benefits attributable to their 2016 years of service as of December 31, 2016, which will become 100% vested provided the participants remained continuously employed through and including December 31, 2017.

A copy of the amendment to SERP II will be included as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Item 8.01	Other Events.

On December 21, 2016, the Company announced that Brendan J. Dugan, a member of the Board of Directors of the Company and the Bank, passed away on December 18, 2016.  Mr. Dugan had been a Director since 2013 and served on the Company’s Risk Oversight, Audit, and Compensation and Benefits Committees.  Mr. Dugan was the President of St. Francis College, Brooklyn, New York, and had worked in commercial banking for 40 years before becoming President of St. Francis College in 2008.

Item 9.01             Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell Company Transactions. Not applicable.
(d)	Exhibits. None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INVESTORS BANCORP, INC.
DATE: December 22, 2016	By:	/s/ Domenick A. Cama
Domenick A. Cama
Senior Executive Vice President and Chief Operating Officer